                               TENTH AMENDMENT TO

                                 THIRD AMENDED

                                  AND RESTATED

                                REVOLVING CREDIT

                                      AND

                              TERM LOAN AGREEMENT

                                 BY AND BETWEEN

                             GANDER MOUNTAIN, INC.,
                                  as Borrower

                                      AND

                            BANK ONE, MILWAUKEE, NA

                          FIRSTAR BANK MILWAUKEE, N.A.

                             LASALLE NATIONAL BANK,

                NBD BANK (formerly known as NBD BANK, N.A.), and

                         HARRIS TRUST AND SAVINGS BANK

                                    as Banks

                                      AND

                            BANK ONE, MILWAUKEE, NA,

                                    as Agent




                                  May 1, 1996

                               TENTH AMENDMENT TO
                           THIRD AMENDED AND RESTATED
                              REVOLVING CREDIT AND
                              TERM LOAN AGREEMENT


         THIS TENTH AMENDMENT TO THIRD AMENDED AND RESTATED REVOLVING CREDIT AND TERM LOAN AGREEMENT (this "Tenth Amendment") is made as of the
1st day of May, 1996, by and between BANK ONE, MILWAUKEE, NA, as Bank and agent for the Banks, FIRSTAR BANK MILWAUKEE, N.A., LASALLE NATIONAL BANK, NBD BANK, formerly known as NBD BANK, N.A. and HARRIS TRUST AND SAVINGS BANK, as Banks, and GANDER MOUNTAIN, INC., a Wisconsin corporation, as Borrower.

                                R E C I T A L S

         WHEREAS, pursuant to a Third Amended and Restated Revolving Credit and Term Loan Agreement dated as of November 22, 1994 and amended by First Amendment to Third Amended and Restated Revolving Credit and Term Loan Agreement dated August 18, 1995, Second Amendment (the "Second Amendment") to Third Amended and Restated Revolving Credit and Term Loan Agreement dated November 17, 1995, Third Amendment (the "Third Amendment") to Third Amended and Restated Revolving Credit and Term Loan Agreement dated December 5, 1995, Fourth Amendment to Third Amended and Restated Revolving Credit and Term Loan Agreement dated January 23, 1996, Fifth Amendment to Third Amended and Restated Revolving Credit and Term Loan Agreement dated February 14, 1996, Sixth Amendment to Third Amended and Restated Revolving Credit and Term Loan Agreement dated March 1, 1996, Seventh Amendment to Third Amended and Restated Revolving Credit and Term Loan Agreement dated March 18, 1996, Eighth Amendment to Third Amended and Restated Revolving Credit and Term Loan Agreement dated April 1, 1996 and Ninth Amendment (the "Ninth Amendment") to Third Amended and Restated Revolving Credit and Term Loan Agreement dated April 15, 1996 (collectively, the "Loan Agreement"), the Banks made available to Borrower credit facilities aggregating up to a maximum amount of One Hundred Million Dollars ($100,000,000.00); and

         WHEREAS, Borrower has entered into an agreement for the sale of Borrower's catalog division pursuant to an Asset Purchase Agreement (the "Sales Contract") dated April 10, 1996 among Cabela's Incorporated ("Cabela's"), Borrower and GMO, Inc. ("GMO"); and

         WHEREAS, Borrower has represented to Banks that Borrower expects to close such sale on or before May 25, 1996; and

         WHEREAS, Borrower is in default under certain provisions of the Loan Agreement; and

         WHEREAS, Banks have waived Borrower's known defaults for a period of time pursuant to the Ninth Amendment, subject to certain limitations on borrowing; and

         WHEREAS, the Banks have a first priority security interest in and assignment of the Sales Contract, and all proceeds of such contract will be paid to Banks to be applied to the Obligations; and

         WHEREAS, the Banks have a first priority security interest in and assignment of the proceeds of a $10,000,000 Letter of Credit (the "Letter of Credit") provided to Borrower by Cabela's to guaranty Cabela's compliance with the Sales Contract, and the proceeds of any draw on such Letter of Credit will be paid to Banks to be applied to the Obligations; and

         WHEREAS, Borrower has requested that Banks amend one of the limitations on borrowing contained in the Ninth Amendment.

                               A G R E E M E N T

         NOW, THEREFORE, in consideration of the mutual covenants, conditions and agreements set forth herein and in the Loan Agreement and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

         1. Definitions. Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Loan Agreement.

         2. The Revolving Credit Loans. The language added to section 2.2 of the Loan Agreement pursuant to section 4 of the Second Amendment, as amended, is further amended in its entirety to read as follows:

                 "Limitations on Borrowing. In addition to complying with all other provisions of this section 2.2:

                          (a) Borrower shall not permit the outstanding balance of the Revolving Credit Facility (including the undrawn amount of unexpired letters of credit) to exceed $47,000,000 less any amounts applied to permanently reduce the Revolving Credit Facility pursuant to (c)(A)(ii) below.

                          (b) Borrower shall not permit the outstanding balance of the Revolving Credit Facility (including the undrawn amount of unexpired letters of credit) to exceed 69% of Eligible Inventory.




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                          (c)  During the period from and after April 15, 1996,
                 (A) all Receipts and other proceeds of Collateral or Subsidiary Collateral shall be paid to Agent (i) in the case of inventory sold or accounts paid in the ordinary course of business, first to reduce the outstanding balance of the Revolving Credit Facility and second to pay the Term Loan, and
                 (ii) in the case of any other proceeds of Collateral, first to pay the Term Loan and second to permanently reduce the outstanding balance of the Revolving Credit Facility, (B) the amount advanced from time to time under the Revolving Credit Facility shall not be greater than the projections of borrowing requirements made by the Borrower and previously delivered to the Agent, (C) in no event shall the aggregate advances during such period exceed $20,900,000, and (D) outstanding letters of credit issued on behalf of Borrower shall not exceed an aggregate amount outstanding at any time of $500,000.

                          (d) During the period from and after April 15, 1996, Borrower shall not receive any advance of proceeds of the Revolving Credit Facility to pay Expenses (as defined hereinafter) if Expenses exceed the sum of (i) Borrower s Collections (as defined hereinafter) on a cumulative basis commencing on April 15, 1996, and (ii) $1,000,000. For purposes of this section (d), "Expenses" shall mean Retail Direct Expenses, Retail Allocated Charges, Catalog Direct Expenses, Catalog Allocated Charges, Interest Expense and Principal Repayment, all as such terms are used in Borrower's Operating Cashflow Forecast previously delivered to Agent, plus all other expenses and expenditures of Borrower. For purposes of this section (d), "Collections" shall mean Total Collections from Operations, as such term is used in Borrower's Operating Cashflow Forecast previously delivered to Agent.

         In addition to all other remedies available to Banks upon the occurrence of an Event of Default, the Banks shall not be obligated to make any advance or issue any letter of credit if after such advance or issuance Borrower would not be in compliance with section 2.2(a), 2.2(b), 2.2(c) or 2.2(d) above."

The paragraph in section 3 of the Third Amendment captioned "Effect of Harris Reserve" remains in full force and effect and is not amended hereby.


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         3.  Conditions to Amendment.  This Tenth Amendment shall not be effective until it shall have been fully executed and delivered and Borrower's counsel's legal opinion covering the Ninth Amendment and this Amendment and the attachment and perfection of the Banks' security interests in the Sales Contract and the Letter of Credit shall have been delivered to Banks in form and substance satisfactory to Banks.

         4. Continuation of Agreements. Except as expressly amended and modified herein, the Loan Agreement shall remain in full force and effect and except as expressly amended and modified herein, the Notes shall remain in full force and effect. All of the Collateral Documents, including but not limited to the Security Agreement, the Mortgage, the Collateral Pledge Agreement and Assignment of Security Interest, the Amended and Restated General Intangibles Mortgage, the Subsidiary Guaranties and the Subsidiary Security Documents shall remain in full force and effect as security for the Obligations, including but not limited to the Revolving Credit Notes dated April 15, 1996 and the Promissory Notes dated April 15, 1996, and all of the Collateral and Subsidiary Collateral as defined in the Loan Agreement, the real estate encumbered by the Mortgage, the Subsidiary Notes, and the Stock of GRS and GMO, shall secure all of the Obligations, including but not limited to the Revolving Credit Notes dated April 15, 1996 and the Promissory Notes dated April 15, 1996.

         5. Bank Not Obligated to Continue Financing. Borrower acknowledges that subject to the terms of the Loan Agreement as amended hereby, Banks have agreed to allow Borrower until May 25, 1996 to close the sale of the catalog division and begin other financial restructuring, but in any event, Banks have not agreed and are not obligated to continue to provide financing to Borrower after the earlier of the closing of the sale of the catalog division or after May 25, 1996 regardless of Borrower's success, if any, in closing the sale of the catalog division or in accomplishing financial restructuring.

         6.  Release of Secured Party.  Each of Borrower, GRS and GMO hereby:
(a) acknowledges that its obligations under the documents listed in section 4 hereof exist and are enforceable in accordance with their terms; and (b) releases and waives any and all existing claims, counterclaims and causes of action against Banks under the Loan Agreement, under any of the documents listed in section 4 hereof, or otherwise relating to the Borrower as borrower, GRS and GMO as subsidiaries of Borrower and guarantors, and Banks as lenders, and which (i) are known to Borrower, GRS or GMO on the date hereof, or (ii) exist on the date hereof based upon facts existing and known to Borrower, GRS or GMO on the date hereof.

         7. Expenses. Borrower shall pay the reasonable legal fees and expenses of counsel for Bank One with respect to this Tenth


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Amendment and all related documentation and, in addition, the reasonable legal fees and expenses, not exceeding Five Thousand Dollars ($5,000) per Bank, for each of NBD, Harris, LaSalle and Firstar.



















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         8.  Entire Agreement  This Tenth Amendment, together with the Loan
Agreement, as amended hereby, constitutes the entire agreement of the Banks and Borrower pertaining to the subject matter hereof and supersedes all prior or contemporaneous agreements of the Banks and Borrower, whether oral or written, other than the Loan Agreement, in connection therewith. This Tenth Amendment may be amended or modified only in writing, executed by all of the parties. This Tenth Amendment shall not constitute, nor shall it be deemed to constitute:

         (a) The commitment or agreement of Banks to extend credit in any amount in the future, except as provided in this Tenth Amendment or in the Loan Agreement as amended hereby;

         (b) an obligation on the part of any Bank to enter into any future amendment of the Loan Agreement;

         (c) except as expressly set forth herein and for the period provided herein, the waiver of any existing Event of Default or of any subsequent Event of Default under the Loan Agreement as amended hereby;

         (d) the waiver of any right or remedy available to Banks under the Loan Agreement or any of the Collateral Documents; or

         (e) the commitment, agreement or obligation of any Bank to delay the exercise of any right or remedy available to a Bank in the future.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day and year first above written.

BANK ONE, MILWAUKEE, NA



By
         ---------------------------

LASALLE NATIONAL BANK



By
         ---------------------------


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

FIRSTAR BANK MILWAUKEE, N.A.



By
         ---------------------------

HARRIS TRUST AND SAVINGS BANK



By
         ---------------------------

NBD BANK




By
         ---------------------------

GANDER MOUNTAIN, INC.



By
         ---------------------------


         The undersigned have read the foregoing and agree to be bound by all of the terms and conditions contained therein except that the undersigned shall not be directly obligated on any of the Loans except as otherwise provided in the Loan Agreement as amended hereby, the Subsidiary Documents, the Subsidiary Guaranties or any other agreement to which Borrower, GRS or GMO is a party.
The undersigned reaffirm their respective guaranties of the Obligations.


GMO, INC.



By
         ---------------------------

GRS, INC.



By
         ---------------------------



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